Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Oncorus, Inc. 2020 Equity Incentive Plan and the Oncorus, Inc. 2020 Employee Stock Purchase Plan of our report dated March 24, 2023, with respect to the consolidated financial statements of Oncorus, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 24, 2023